AMERICAN HOME PRODUCTS CORPORATION

                        RESTRICTED STOCK AWARD AGREEMENT


                       UNDER THE 1993 STOCK INCENTIVE PLAN



                                    DATE:  JANUARY 23, 2001
                                    NUMBER OF SHARES UNDERLYING
                                    RESTRICTED STOCK UNITS:  30,000
                                    ------------------------------

Dr. Robert Ruffolo
[address]
[address]


         Under the terms and conditions of this Agreement and of the Company's 1993 Stock Incentive Plan (the "Plan"), a copy of which has been delivered to you and is made a part hereof, the Company hereby awards to you Restricted Stock units (the "Units") representing shares of the Company's common stock (the "Common Stock") subject to the restrictions set forth in this Agreement in the amount set forth above. Except as provided herein, the terms used in this Agreement shall have the same meanings as in the Plan.


         1. No Rights as Stockholders. No shares of the Company's Common Stock represented by the Units will be earmarked for you or your account, you shall not have any of the rights of a stockholder with respect to such shares and you may not sell, transfer, assign, pledge, or otherwise encumber or dispose of any Units until actual conversion of Units to Common Stock pursuant to Paragraph 2 hereof. Upon issuance of shares of Common Stock as of each Anniversary Date (as defined herein), you will be the owner of record of such shares of Common Stock and shall receive either (through book-entry form) a credit to an account maintained on your behalf or a stock certificate representing such shares of Common Stock and shall be entitled to all of the rights of a stockholder of the Company, including the right to vote and to receive dividends, subject to the provisions of Paragraph 4.

         2. Conversion of Units to Common Stock. (a) Subject to Paragraph 3 hereof, on each of the first, second, third and fourth anniversaries of November 17, 2000 (each, an "Anniversary Date") one-fourth of the Units shall be converted to Common Stock, and the Company shall promptly issue either (through book-entry form) a credit to an account maintained on your behalf or a stock certificate representing such shares in accordance with Paragraph 3 below free of any restrictive legend, other than as may be required by applicable state or federal securities law, and either (i) delivered to you promptly or (ii) if you have made or are deemed to have made the election under Paragraph 4, contributed to the Restricted Stock Trust, (as defined herein) in which case such shares shall be maintained in the Restricted Stock Trust and delivery shall be deferred until after your Retirement (as defined under the Company's 1999 Stock Incentive Plan) in accordance with the election set forth on Schedule A attached hereto, or if either (1) no such election is made or (2) your employment with the Company is terminated prior to Retirement for any reason (including death), delivery shall be made on the first business day of the calendar year following your termination of employment or as otherwise provided in the Trust Agreement.


                  (b) Notwithstanding any other provisions hereof, the number of shares of Common Stock which shall be delivered to you pursuant to Paragraph 2(a) either directly or from the Restricted Stock Trust shall be (i) the number of such shares which would have been delivered in the absence of this Paragraph 2(b) minus (ii) the number of whole shares of Common Stock necessary to satisfy the minimum federal, state and/or local income tax withholding obligations which are imposed on the Company by applicable law in respect of the delivery of such award as well as other withholding obligations (e.g., Social Security and Medicare) which may be due and payable under applicable law on each Anniversary Date whether or not delivery of such shares is deferred under Paragraph 4 (and which may be satisfied by the reduction effected hereby in the number of deliverable shares), it being understood that the value of the shares referred to in clause (ii) above shall be determined, for the purposes of satisfying such withholding obligations, on the basis of the average of the high and low per share prices for the Common Stock as reported on the Consolidated Transaction Reporting System on the designated date of delivery, or on such other reasonable basis for determining fair market value as the Committee may from time to time adopt.

         3. Termination of Employment. (a) Subject to Section 7(f) of the Plan, in the event of termination of your employment during the term of this Agreement, except as provided in Paragraph 3(b) or 3(c) below, you shall forfeit all rights to Units subject to this Agreement which have not been converted to Common Stock and this Agreement shall terminate with no further force and effect; provided, however, that the Committee may provide for a partial or complete exception to this requirement as it deems equitable in its sole discretion.

         (b) Notwithstanding Paragraph 3(a) above, in the event that your employment is terminated due to death, Disability (as defined under the Company's 1999 Stock Incentive Plan) or Retirement, conversion of the Units and delivery of the shares of Common Stock represented thereby (subject to any applicable tax withholding as described in Paragraph 2(b) above) will be made to you or your designated beneficiary or your legal representative, legatee or such other person designated by an appropriate court as entitled to receive the same, as the case may be, in accordance with Paragraph 2(a) and, subject to Paragraphs 2(a) and 4, such shares of Common Stock shall be free and clear of all restrictions, other than as may be required by applicable state or federal securities law.

         (c) Notwithstanding Paragraph 3(a) above, in the event that your employment is terminated either (i) by the Company without conduct by you constituting Cause (as defined herein) or (ii) by you under circumstances constituting Good Reason (as defined herein), conversion of the Units and delivery of the shares of Common Stock represented thereby will be made to you as soon as practicable and such shares of Common Stock shall be free and clear of all restrictions, other than as may be required by applicable state or federal securities law, and subject to any applicable tax withholding as described in Paragraph 2(b) above. As used herein, (A) "Cause" shall mean (1) the conviction of, or plea of guilty or nolo contendere to, a felony or (2) the willful engaging in gross misconduct which is materially and demonstrably injurious to the Company; and (B) "Good Reason" shall mean the occurrence, without your express written consent, of any of the following circumstances (not cured within a reasonable period of time after written notice thereof by you to the Company): (A) a reduction in your annual base salary; (B) a substantial diminution in the nature or status of your responsibilities from those in effect as of the date hereof; or (C) the relocation of your place of business to a location more than 100 miles from Radnor, Pennsylvania without the benefit of the Company's standard relocation package.

         4. Restricted Stock Trust. (a) Subject to Paragraph 4(b) below, you are eligible to make a one-time irrevocable election to cause the Company to contribute as of each Anniversary Date the shares of Common Stock into which Units shall be converted on such date to the Restricted Stock Trust (as defined below) by completing the form set forth on Schedule A attached hereto wherein such shares of stock shall be held, subject to claims of the Company's creditors, until delivery to you in accordance with Schedule A attached hereto. Subject to Paragraph 4(b), below, if you do not make such election, such shares shall be delivered to you as provided in Paragraph 2 of this Agreement.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, if you are or, in the judgment of the Committee, are expected to be a Named Executive Officer (as herein defined) with respect to the year in which an Anniversary Date occurs, then you will be deemed to have made the election under Paragraph 4(a) above to have the Common Stock into which Units shall be converted on such date contributed to the Restricted Stock Trust.

                  (c)      For purposes of this Agreement:

          (i) "Named Executive Officer" shall mean the Chief Executive Officer of the Company or any of the four highest compensated officers (other than the Chief Executive Officer of the Company) whose total compensation payable is required to be reported to shareholders under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

          (ii) "Restricted Stock Trust" means the trust fund established under the Restricted Stock Trust Agreement dated as of April 20, 1994 (the "Trust Agreement") to accommodate the deferral of delivery of shares of Common Stock represented by Units and/or Restricted Stock (and dividends paid thereon) as provided in Paragraph 2(a)(ii) of this Agreement, which trust fund is subject to the claims of the Company's general creditors under federal and state law in the event of insolvency of the Company as described in the Trust Agreement.

         5. Miscellaneous. This Agreement may not be amended except in writing and neither the existence of the Plan nor this Agreement shall create any right to continue to be employed by the Company or its subsidiaries and your employment will continue to be at will and terminable at will by the Company. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

         6. Compliance With Laws. (a) This Agreement shall be governed by the laws of the state of Delaware and any applicable laws of the United States. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be delivered any shares of Common Stock pursuant to this Agreement unless and until the Company is advised by its counsel that the issuance of such shares either (through book-entry form) by a credit to an account maintained on your behalf or by delivery of certificates representing such is in compliance with all applicable laws and regulations. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such shares either (through book-entry form) by a credit to an account maintained on your behalf or by delivery of certificates representing such shares to comply with any such law or regulation.

                  (b) If you are subject to Section 16 of the 1934 Act, transactions under the Plan and this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan, this Agreement or action by the Committee involving you is deemed not to comply with an applicable condition of Rule 16b-3, such provision or action shall be deemed null and void as to you, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan and/or this Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards as applicable) shall be deemed automatically to be incorporated by reference into the Plan and/or this Agreement insofar as you are concerned, with such incorporation to be deemed effective as of the effective date of such Rule 16b-3 provision.

         7. Change-in-Control. Notwithstanding the foregoing, in the event that you become eligible to receive the "Cashout Value" of the Units under the terms of the Severance Agreement entered into between you and the Company in the form approved by the Board of Directors on January 29, 1998 (the "Severance Agreement"), you agree to accept in full satisfaction of the Company's obligation to pay you such amount: (a) a number of shares of Common Stock equal to the number of shares underlying the Units; or (b) a number of shares of capital stock of any successor to the Company equal to the number of shares of Common Stock referred to in subparagraph (a) above which would have been converted or exchanged in the transaction constituting the Change-in-Control (as defined in the Severance Agreement).


                                    AMERICAN HOME PRODUCTS CORPORATION


                                    By: _______________________________
                                          Vice President and Treasurer

  Accepted and agreed to:

  ------------------------------------      -----------------------
  Name (Please Print)                       Social Security Number

  ------------------------------------      -----------------------
  Signature                                 Date of Birth

                                                             SCHEDULE A

                                  ELECTION FORM
                    (To Be Completed in Conjunction with Your
                        Restricted Stock Award Agreement)

  I, ___________________, hereby make an election to defer distribution of all shares of Common Stock less those shares necessary to satisfy any applicable withholding obligation under Paragraph 2(b) of the Restricted Stock Award Agreement (the "Agreement") and to cause the Company to contribute such shares to the Restricted Stock Trust (with any dividends thereon to be reinvested under the AHPC Master Investment Plan).

  See Note Below

  I, , hereby make an election to receive a distribution of such number of shares in the Restricted Stock Trust under the Agreement to which I am entitled in substantially equal annual installments over a period not to exceed ten years as follows commencing, at the time indicated by my election as set forth below, subject to the provisions of the Agreement, including Paragraph 2, thereof (provided, however, that in the event of my death all remaining installments shall be accelerated and distributed promptly):

  Circle the number of annual installments:

  2       3       4       5        6       7       8       9       10

  Indicate your election:


  Commencing after:        ___      Retirement (as defined in the 1999 Stock
                                    Incentive Plan)

                           ___ Specific date to commence distribution after my Retirement Date but in no event shall any annual installment be made after the tenth anniversary of my Normal Retirement Date (age 65). Indicate specific date:
                                    ____________________
                                    month/day/year

  These elections shall be irrevocable upon execution of the Agreement.


  Signature of Executive

  Dated:
          ----------------------------------------------------------------------

  Witnessed:
             -------------------------------------------------------------------

NOTE:1. If you are or are expected to be a Named Executive Officer with respect to any year in which an Anniversary Date occurs, you will be deemed to have elected deferred distribution hereunder.

                             Beneficiary Designation



  In the event of my death, I designate the following beneficiary (ies) to receive any shares of the Company's Common Stock to be distributed to me or which have been deferred on my behalf to the Restricted Stock Trust under this Agreement together with any dividends thereon.



  --------------------------------------------------
  Beneficiary (ies)



  --------------------------------------------------
  Contingent Beneficiary (ies)



                                           ----------------------------------
                                           Signature of Executive



  Dated:  ______________________________________________________

  Witnessed:  ___________________________________________________